At the Company Donna Kush Managing Director, Corporate Communications (402) 827-8931 dkush@ameritrade.com	Tim Nowell Investor Relations (402) 597-8440 tnowell@ameritrade.com
AMERITRADE ACHIEVES THIRD CONSECUTIVE RECORD YEAR
Record EPS of $0.81, Up 27 Percent Over 2004
Record 54 Percent Pre-Tax Margin and 25 Percent Return on Equity
OMAHA, Neb., October 25, 2005 – Ameritrade Holding Corporation (NASDAQ: AMTD) today announced results for the quarter and fiscal year ended Sept. 30, 2005, that highlight the Company’s ability to deliver solid financial results while also executing on its long-term growth strategy.
Fourth Quarter Highlights
•	Record net income of $97 million, or $0.23 per diluted share
•	Record pre-tax income of $158 million, or 58 percent of net revenues
•	Record operating margin(1) of $178 million, or 65 percent
•	Record EBITDA(1) of $166 million, or 60 percent
•	Record net revenues of $274 million
•	Average client trades per day of approximately 146,000
•	Client assets of approximately $83.3 billion, including $13.2 billion of client cash and money market funds
•	Liquid assets(1) of $397 million; cash and cash equivalents of $171 million
•	69,000 new accounts at an average cost per account of $290; 41,000 closed accounts; 3,717,000 Total Accounts; 1,735,000 Qualified Accounts(2)
•	Average client margin balances of approximately $3.6 billion. On September 30, 2005, client margin balances were approximately $3.8 billion.
2005 Fiscal Year Results
•	Record net income of $335 million, or $0.81 per diluted share
•	Record pre-tax income of $545 million, or 54 percent of net revenues
•	Record operating margin(1) of $637 million, or 64 percent
•	Record EBITDA(1) of $572 million, or 57 percent
•	Record net revenues of $1 billion

•	Return on equity of 25 percent, an increase from 22 percent in 2004
•	Average client trades per day of approximately 156,000
•	327,000 new accounts, which includes 45,000 from the J B Oxford Co, accounts acquisition, at an average cost per account of $282; 175,000 closed accounts
“Fiscal 2005 was defined by persistence, perseverance and our ability to seize opportunities,” said Joe Moglia, chief executive officer. “The result is the best year in our 30-year history. We achieved a record $335 million in net income, bringing our total net income over the past three years to $744 million, and we announced the largest deal in the online brokerage industry with the acquisition of TD Waterhouse.”
TD Ameritrade Close & Integration Update
In connection with the Company’s proposed acquisition of TD Waterhouse, the Hart Scott Rodino waiting period expired on Sept. 12, 2005. On that date the Company filed a preliminary proxy statement concerning the transaction with the Securities & Exchange Commission. The Company is in the process of addressing comments of the SEC staff. The transaction is still expected to close by early calendar year 2006.
As part of integration planning, the Company has announced the following decisions effective on closing of the Company’s acquisition of TD Waterhouse. Tom Bradley and John Bunch of TD Waterhouse will oversee the independent advisor services business and branch network, respectively, while Ameritrade’s Jerry Bartlett and Bryce Engel will serve as Chief Information Officer and Chief Brokerage Operations Officer. Call center and clearing operations will remain in Omaha, Neb., and Fort Worth, Texas.
The Company is working with its investment bank advisors to structure and obtain financing to fund approximately $4.00 of the $6.00 special dividend associated with the Company’s acquisition of TD Waterhouse and related expenses, for general corporate purposes, and to replace the Company’s existing $105 million revolving credit facility.
Outlook
Ameritrade has provided guidance for fiscal year 2006 of $0.83- $1.02 earnings per share in the “Outlook Statement” section of its corporate Web site located at www.amtd.com. Guidance is for Ameritrade on a stand-alone basis at this time and will be updated following the close of the TD Waterhouse acquisition.
Other Corporate Matters
The Company is in discussions with the Securities & Exchange Commission concerning accounting for and disclosure of its prepaid variable forward contracts with respect to its investment in approximately 7.9 million shares of Knight Capital Group, Inc. The Company designated these contracts, which were entered into during fiscal year 2003, as cash flow hedges of the forecasted future sales of the Knight shares and has historically recorded all changes in fair value of the hedges on its balance sheet in Other

Comprehensive Income, net of income taxes. Changes in the fair value of the hedges are substantially offset by changes in the fair value of the Knight investment.
The Company is discussing with the SEC the manner and timing in which the Company documented its hedging designation with respect to these contracts and whether this documentation meets the applicable accounting requirements. While the Company believes that the hedges were effective and consistently measured from the date of inception, a determination that the documentation does not meet the accounting requirements would result in these instruments being ineligible for hedge accounting treatment.
Accounting for these as non-hedging instruments would result in a $5.0 million ($0.01 per diluted share) increase in net income for the fiscal year ended September 30, 2005, a $10.5 million ($0.02 per diluted share) increase in net income for the fiscal year ended September 24, 2004 and a $28.0 million ($0.07 per diluted share) decrease in net income for the fiscal year ended September 26, 2003. However, any such change in accounting method would have no impact on the reported net cash flows or total stockholders’ equity of the Company.
About Ameritrade Holding Corporation
For 30 years, Ameritrade Holding Corporation has provided investment services to self-directed individuals through its brokerage subsidiaries. Ameritrade develops and provides innovative products and services tailored to meet the varying investing and portfolio management needs of individual investors and institutional distribution partners. A brokerage industry leader, Ameritrade, Inc.,(3) a subsidiary of Ameritrade Holding Corporation, recently received a four-star rating in the 2005 Barron’s Review of Online Brokers for its Apex active trader program. For more information, please visit www.amtd.com.
Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts, stock price, completion of the debt financing or the completion of the proposed TD Waterhouse transaction, as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include general economic and political conditions, interest rates, market fluctuations and changes in client trading activity, increased competition, systems failures and capacity constraints, conditions to closing of the debt financing and TD Waterhouse transaction, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K and our latest Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
In connection with the proposed transaction, Ameritrade filed a preliminary proxy statement concerning the transaction with the Securities and Exchange Commission (“SEC”) on September 12, 2005. Ameritrade will also file a definitive proxy statement and relevant documents with the SEC in connection with the proposed transaction. SECURITY HOLDERS OF AMERITRADE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain free copies of the definitive proxy statement and other documents when they become available by contacting Investor Relations at www.amtd.com, or by mail at Ameritrade Investor Relations, 4211 S. 102 Street, Omaha, NE 68127, or by Telephone: 800-237-8692. In addition, documents filed with the SEC by Ameritrade are available free of charge at the SEC’s web site at www.sec.gov.
Ameritrade Holding Corporation, The Toronto-Dominion Bank, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Ameritrade in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in the preliminary proxy statement of Ameritrade described above. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Ameritrade as described above. Information regarding The Toronto-Dominion Bank’s directors and executive officers is available in its Annual Report on Form 40-F for the year ended October 31, 2004, which was filed with the SEC on December 13, 2004, and in its notice of annual meeting and proxy circular for its 2005 annual meeting, which was filed with the SEC on February 17, 2005. These documents are available free of charge at the SEC’s web site at www.sec.gov.
(1) See attached reconciliation of financial measures.
(2) Total Accounts include all open client accounts (funded and unfunded), except clearing accounts. Qualified Accounts include all open client accounts with a total liquidation value greater than or equal to $2,000, except clearing accounts. See Glossary of Terms on the Company’s web site at www.amtd.com for additional information.
(3) Ameritrade, Inc., member NASD/SIPC.

AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except per share data
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	Sept. 30, 2005	Sept. 24, 2004	Sept. 30, 2005	Sept. 24, 2004
Revenues:
Commissions and clearing fees	$129,389	$102,417	$523,985	$560,052

Interest revenue	173,551	78,405	540,348	278,550
Brokerage interest expense	47,873	15,092	141,399	41,861

Net interest revenue	125,678	63,313	398,949	236,689

Other	19,246	21,087	80,219	83,372

Net revenues	274,313	186,817	1,003,153	880,113

Expenses:
Employee compensation and benefits	49,768	36,204	180,579	154,792
Clearing and execution costs	6,236	6,454	26,317	30,610
Communications	8,461	8,471	35,663	39,853
Occupancy and equipment costs	10,394	10,273	43,411	42,353
Depreciation and amortization	6,864	5,766	24,408	23,224
Professional services	3,908	3,328	30,630	27,381
Interest on borrowings	463	622	1,967	2,581
Loss/(gain) on disposal of property	(208)	1,741	(428)	1,166
Other	9,970	27	23,117	16,632
Advertising	20,005	19,950	92,312	100,364

Total expenses	115,861	92,836	457,976	438,956

Pre-tax income	158,452	93,981	545,177	441,157

Provision for income taxes	61,905	36,787	210,394	168,810

Net income	$96,547	$57,194	$334,783	$272,347

Basic earnings per share	$0.24	$0.14	$0.83	$0.65
Diluted earnings per share	$0.23	$0.14	$0.81	$0.64

Weighted average shares outstanding — basic	405,064	408,719	404,215	417,629
Weighted average shares outstanding — diluted	414,630	416,541	413,167	426,972
Note: Certain items in the prior year consolidated statements of operations have been reclassified to conform to the current presentation.

AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands
(Unaudited)

	Sept. 30, 2005	Sept. 24, 2004
Assets:
Cash and cash equivalents	$171,064	$137,392
Short-term investments	229,819	17,950
Segregated cash and investments	7,595,359	7,802,575
Broker/dealer receivables	3,420,226	2,818,726
Client receivables	3,784,688	3,100,572
Goodwill and intangible assets	1,028,974	1,017,146
Other	186,980	382,660

Total assets	$16,417,110	$15,277,021

Liabilities and stockholders’ equity:

Liabilities:
Broker/dealer payables	$4,449,686	$3,441,802
Client payables	10,095,837	10,322,539
Prepaid variable forward derivative instrument	20,423	28,738
Prepaid variable forward contract obligation	39,518	37,803
Other	292,779	235,231

Total liabilities	14,898,243	14,066,113

Stockholders’ equity	1,518,867	1,210,908

Total liabilities and stockholders’ equity	$16,417,110	$15,277,021

Note: Certain items in the prior year consolidated balance sheet have been reclassified to conform to the current presentation.

AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA

	Quarter Ended		Fiscal Year Ended
	Sept. 30, 2005	Sept. 24, 2004	Sept. 30, 2005	Sept. 24, 2004
Trading Activity Metrics:
Total trades (in millions)	9.9	7.8	39.9	41.7
Average commissions and clearing fees per trade	$13.01	$13.15	$13.12	$13.42
Average client trades per day	146,254	123,630	155,696	167,958
Average client trades per account (annualized)	10.1	8.8	11.0	12.4
Activity rate	4.0%	3.5%	4.3%	5.0%
Trading days	68.0	63.0	256.5	248.5

Net Interest Revenue Metrics:
Segregated cash:
Average balance (in billions)	$7.7	$7.6	$7.8	$7.6
Average annualized yield	3.35%	1.45%	2.60%	1.10%

Client margin balances:
Average balance (in billions)	$3.6	$3.2	$3.5	$3.2
Average annualized yield	6.86%	4.93%	5.81%	4.90%

Client credit balances:
Average balance (in billions)	$9.4	$9.1	$9.5	$8.9
Average annualized cost	0.69%	0.26%	0.47%	0.15%

Securities lending activity (in millions):
Interest revenue	$33.7	$9.4	$113.4	$32.7
Brokerage interest expense	29.9	7.9	95.6	26.8

Net interest revenue	$3.8	$1.5	$17.8	$5.9

Client Account and Client Asset Metrics:
Qualified accounts (beginning of period)	1,730,000	1,720,000	1,677,000	1,520,000
Qualified accounts (end of period)	1,735,000	1,677,000	1,735,000	1,677,000
Percentage increase (decrease) during period	0%	(3%)	3%	10%

Total accounts (beginning of period)	3,689,000	3,487,000	3,520,000	3,171,000
Total accounts (end of period)	3,717,000	3,520,000	3,717,000	3,520,000
Percentage increase (decrease) during period	1%	1%	6%	11%

Client assets (beginning of period, in billions)	$78.8	$71.5	$68.8	$54.8
Client assets (end of period, in billions)	$83.3	$68.8	$83.3	$68.8
Percentage increase (decrease) during period	6%	(4%)	21%	26%
NOTE: See Glossary of Terms on the Company’s web site at www.amtd.com for definitions of the above metrics.

AMERITRADE HOLDING CORPORATION
RECONCILIATION OF FINANCIAL MEASURES
In thousands, except percentages
(Unaudited)

	Quarter Ended				Fiscal Year Ended
	Sept. 30, 2005		Sept. 24, 2004		Sept. 30, 2005		Sept. 24, 2004
	$	% of Rev.	$	% of Rev.	$	% of Rev.	$	% of Rev.
Operating Margin (1)
Operating margin	$178,249	65.0%	$115,672	61.9%	$637,061	63.5%	$542,687	61.7%
Less:
Advertising	(20,005)	(7.3%)	(19,950)	(10.7%)	(92,312)	(9.2%)	(100,364)	(11.4%)
Gain/(loss) on disposal of property	208	0.1%	(1,741)	(0.9%)	428	0.0%	(1,166)	(0.1%)

Pre-tax income	$158,452	57.8%	$93,981	50.3%	$545,177	54.3%	$441,157	50.1%

EBITDA (2)
EBITDA	$165,779	60.4%	$100,369	53.7%	$571,552	57.0%	$466,962	53.1%
Less:
Depreciation and amortization	(6,864)	(2.5%)	(5,766)	(3.1%)	(24,408)	(2.4%)	(23,224)	(2.6%)
Interest on borrowings	(463)	(0.2%)	(622)	(0.3%)	(1,967)	(0.2%)	(2,581)	(0.3%)

Pre-tax income	$158,452	57.8%	$93,981	50.3%	$545,177	54.3%	$441,157	50.1%

	As of
	Sept. 30	June 24,	Mar. 25,	Dec. 31,	Sept. 24,
	2005	2005	2005	2004	2004
Liquid Assets (3)
Liquid assets*	$396,708	$271,117	$152,227	$153,032	$55,942
Plus: Broker-dealer cash and cash equivalents	107,236	205,408	135,084	105,006	99,400
Less:
Non broker-dealer short-term investments	(229,819)	(20,000)	(64,375)	—	(17,950)
Excess broker-dealer regulatory net capital*	(103,061)	(189,209)	(33,219)	(87,169)	—

Cash and cash equivalents	$171,064	$267,316	$189,717	$170,869	$137,392

Note: The term “GAAP” in the following explanations refers to generally accepted accounting principles in the United States.
*	Liquid assets as of September 24, 2004 include the impact of a regulatory matter related to an FDIC-insured deposit sweep program. Excluding the impact of the regulatory matter, excess broker-dealer regulatory net capital would be approximately $85.4 million, respectively, and liquid assets would be approximately $141.3 million, respectively, as of September 24, 2004. See Note 6 of the Notes to Condensed Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 24, 2005 for further discussion of the regulatory matter.

(1)	Operating margin is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define operating margin as pre-tax income, adjusted to remove advertising expense and any unusual gains or charges. We consider operating margin an important measure of the financial performance of our ongoing business. Advertising spending is excluded because it is largely at the discretion of the Company, varies significantly from period to period based on market conditions and relates to the acquisition of future revenues through new accounts rather than current revenues from existing accounts. Unusual gains and charges are excluded because we believe they are not likely to be indicative of the ongoing operations of our business. Operating margin should be considered in addition to, rather than as a substitute for, pre-tax income and net income.

(2)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a Non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA eliminates the non-cash effect of tangible asset depreciation and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(3)	Liquid assets is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define liquid assets as the sum of a) non broker-dealer cash and cash equivalents, b) non broker-dealer short-term investments and c) regulatory net capital of our broker-dealer subsidiaries in excess of 5% of aggregate debit items. We consider liquid assets an important measure of our liquidity and of our ability to fund corporate investing and financing activities. Liquid assets should be considered as a supplemental measure of liquidity, rather than as a substitute for cash and cash equivalents.